Exhibit 10.1

RESEARCH AGREEMENT

This Agreement is made as of the 3rd day of March, 2020, by and between

RenovaCare Inc, a company whose registered office is at 94 Hundred Corporate Center, 9375 E Shea Blvd., Suite 107-A Scottsdale, AZ 85260 (USA) (the ‘Company’)

and

King’s College London of Strand, London WC2R 2LS, United Kingdom (the ‘College’),

which are also referred to individually herein as a ‘Party’ or collectively as the ‘Parties’.

WHEREAS the Company and the College wish to collaborate together to undertake a research project on [***] non-invasive, patient-friendly mode of delivery” (and, as more fully detailed in the proposal for the Research, which is attached hereto as Schedule 1, the ‘Research’);

WHEREAS the College provides expertise in the development of a revolutionary gene therapy for Recessive Dystrophic Epidermolysis Bullosa (RDEB).

WHEREAS the Company provides the expertise of an ultra-gentle cell delivery device, (the ‘SkinGun™’) to accelerate wound healing.

IT IS HEREBY AGREED AS FOLLOWS:-

1	THE RESEARCH

1.1	The College’s contact for the Research shall be Dr. Su Lwin in its School of Genetics & Molecular Medicine (the ‘Investigator’). If Dr. Su Lwin is unable or unwilling to continue the supervision of the Research on behalf of the College, the College shall promptly notify the Company, and advise it of a suitable successor within 60 days thereafter; the Company shall not unreasonably decline to accept the choice of a successor selected in this way but if it can demonstrate reasonable grounds for not wishing to accept the choice, then the Company may terminate this Agreement in accordance with the terms set out in clause 8 below.

1.2	The Company’s contact for the Research shall be Dr. Roger Esteban-Vives. If Dr. Roger Esteban-Vives is unable or unwilling to continue the supervision of the Research on behalf of the Company, the Company shall promptly notify the College, and advise it of a suitable successor within 60 calendar days thereafter; the College shall not unreasonably decline to accept the choice of a successor selected in this way but if it can demonstrate reasonable grounds for not wishing to accept the choice, then the College may terminate this Agreement in accordance with the terms set out in clause 8 below. The parties must give notice as soon as is practicable to the other party should there be any changes to the Company or College staff so that the Research will not be negatively affected by such unforeseen changes

1.3	Each Party undertakes to supply the levels of data, manpower, materials, resources and commitment identified as its contribution to the Research in Schedule 1, and shall endeavour to ensure the accuracy of all such data and promptly to correct any error therein of which it becomes aware. For the avoidance of doubt, any data, information or materials which one Party supplies to the other in the course of the Research shall represent Confidential Information and/or Background IP (as each such term is defined elsewhere herein) belonging to that Party. The College has received funding from DEBRA U.K. for the project. The funding and budget for the Research does not include the costs of the SkinGun™, the disposable attachments, the Company’s expertise and assistance in anything related to the cell delivery. The College does not have any publishing, patent, or intellectual property obligations to DEBRA U.K. which may affect this Research.

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1.4	If either Party reasonably believes that the Research or the way in which a Party is undertaking the Research is deficient, it shall notify the other Party in writing at the earliest possible opportunity, giving full details of the perceived deficiencies. The Parties shall then discuss the matter in good faith to establish where any deficiencies may lie and an appropriate course of action to deal with them, as part of which the defaulting Party shall remedy any agreed faults within an agreed, reasonable period which shall generally not exceed 21 working days. If the Parties are unable to agree on a course of action, including a reasonable period for the defaulting Party to remedy any agreed faults, or should the defaulting Party not remedy any agreed faults within the agreed period, the Parties shall deal with the matter by using the dispute resolution process set out in clause 10.7.

1.5	The Parties acknowledge that no human subjects are included in the Research. Each Party undertakes to secure all necessary approvals from the competent local or national research ethics committee/s that such Party is obligated to obtain before undertaking any part of the Research which requires research ethics committee and other applicable approvals.

2	DURATION

2.1	Subject to earlier termination as provided in clause 8 below, the effective period of this Agreement shall initially be for two (2) years from 3rd of March, 2020 (the ‘effective period’).

2.2	The Parties shall review the progress of the Research and any possible renewal of this Agreement no later than one month before the end of the effective period. If at that time it is decided to extend the Research and renew this Agreement, this shall be the subject of a formal amendment to this Agreement.

3	REPORTING AND MEETINGS

3.1	The College shall share, at the Company’s request, the relevant summary data deriving from the Research that relates to the use of the SkinGun™, on a confidential basis, as described in clause 4 below. The Investigator will make [***]

4	CONFIDENTIALITY AND PUBLICATION

4.1	The Parties shall ensure that information supplied to or deriving from the Research is exchanged between themselves on a confidential basis.

4.2	(a) In the event of one Party making available to the other Party (the ‘Receiving Party’) Confidential Information (as defined below) relating to its business, scientific or other activities in the course of the Research (‘Confidential Information’), the Receiving Party shall maintain the secrecy of such Confidential Information and that it shall not use, disclose or grant use of such Confidential Information to any third Person, including, (i) in the case of the Company to its staff, employees, and third party consultants, except, and only to the extent required to conduct the Research pursuant to this Agreement (‘Company Research Personnel’); and, (ii) in the case of the College , to members of its administrative and scientific staff, its teachers and students (the ‘College Staff’), except, and only to the extent required to conduct the Research pursuant to this Agreement, to (a) members of the College Staff directly involved in the conduct of the Research pursuant to this Agreement, to (the ‘College Research Staff’), and (b) third party sub-contractors, consultants or other third party research collaborators engaged to work on, advise on or manage any aspect of the Research, including but not limited to, INSERM (Institut national de la santé et de la recherche médicale at the French National Institute of Health and Medical Research) (collectively, ‘Third Party Research Consultants’) or as otherwise authorized in advance by the other Party in writing. Neither Party shall include any of the other Party’s Confidential Information in the published results of the Research without the prior written permission of that other Party. Each Party shall ensure that the full confidentiality of all data relating to human subjects participating in the Research is fully maintained. The College Research Staff and the Third Party Research Consultants are collectively herein referred to as the ‘College Research Personnel’. The Company Research Personnel and the College Research Personnel are collectively sometimes herein referred to as the ‘Research Personnel’.

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(b) A Party that receives products, devices or material samples from the other Party shall not reverse engineer such products, devices or analyze samples for chemical or structural composition without the prior written consent of the disclosing Party. The results of all analyses of samples will be regarded as Confidential Information of the disclosing Party and will be treated by the receiving Party with the same strict confidentiality and restrictions on limited-use and disclosure as the other Confidential Information referred to above. The receiving Party will provide the disclosing Party with a written summary of these analyses.

4.3	As used herein, Confidential Information includes, without limitation, any technical or commercial information or data, trade secrets, materials, devices (including, those described in clause 4.5) know-how, etc., of either Party, or their respective affiliates, whether or not marked or stamped as confidential, including without limitation, Background IP (as defined in clause 5.1) and any samples of products, devices, materials or formulations the chemical identity and any properties or specifications related to the foregoing. Research IP shall be Confidential Information of the Party that owns the subject matter under the terms set forth in this Agreement

4.4	Each Party shall ensure that all Research Personnel shall maintain the secrecy of the other Party’s Confidential Information, and if either Party intends to use the services of sub-contractors, consultants or other third parties to work on, advise on or manage any aspect of the Research, or intends to reveal any of the results of the Research to any such persons or organisations, that such Party shall first ensure that all Research Personnel, Third Party Research Consultants, or other third parties sign legally-binding agreements undertaking to abide by the same conditions of confidentiality regarding the Confidential Information as are set out in this Agreement mutatis mutandis.

4.5	The SkinGun™ device(s) and any accessories of the device(s), as well as use of the device(s) and instructions for using the device(s), constitute Confidential Information and such device(s) and accessories held by the College will be kept in a secure location. Photos or images of the SkinGun™ device constitute Confidential Information belonging to the Company. The Company is willing to provide images and/or illustrations of the gun for the purpose of scientific publications and presentations (as described in clause 4.9, below) but these must be approved for such use by the Company prior to publication. Any SkinGun™ device(s), accessories, photos, or images in the possession of the College that are provided by the Company or its affiliates remain the property of the Company and shall be returned to the Company upon request or termination of the Agreement. Disposables such as the spray solutions provided by the Company or made using Company formulas or instructions will also be returned or destroyed to the Company’s satisfaction. None of the devices, accessories, other materials, or instructions will be photographed, sketched, copied, or reproduced by the College without prior written consent by the Company.

4.6	The Parties agree that the existence of this Agreement and its terms will also be considered Confidential Information and agree not to disclose the terms of this Agreement to a third Person without the prior written consent of the other Party, except (i) as required to enforce the terms of this Agreement, (ii) to financial institutions, accountants, advisors and counsel to the Parties or (iii) as required by statute, regulation, regulatory agencies or the order of a court of competent jurisdiction. A disclosure of any Confidential Information (i) in response to a valid order by a court or other governmental body or (ii) as otherwise required by law will not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; thereof to the owner Party to enable the owner Party to seek a protective order or otherwise prevent such disclosure.

4.7	The obligations in this clauses 4.1, 4.2 and 4.4 above shall not apply to data or information which the Receiving Party can clearly demonstrate:-
(i)	was known to the Receiving Party prior to disclosure; or
(ii)	was or becomes part of the public domain through no fault of the Receiving Party; or
(iii)	becomes lawfully available to the Receiving Party from an unconnected third party who is under no obligation of confidentiality in respect thereof, or with the lawful right to make such disclosure; or
(iv)	has been independently developed or conceived for or by it without reference to the other Party’s Confidential Information; or

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(v)	it is required to disclose by law or a regulatory body, in which circumstances the Receiving Party shall wherever practicable give reasonable advance notice of the intended disclosure to the other Party, and the relaxation of the obligations of confidentiality shall apply only for as long as is necessary to comply with the relevant law or regulatory requirement and solely for the purposes of such compliance.

4.8	The obligations of confidentiality set forth herein shall survive expiry or termination of this Agreement until and including the date of the fifth anniversary of such expiry or termination date.

4.9	The Parties recognise that as required by the College’s legal status as an ‘Exempt Charity’ and by its own regulations, the results of the Research shall be publishable in accordance with normal academic practice, which for the avoidance of doubt refers to: peer-reviewed scientific journal publications, poster presentations, oral presentations and the College’s and [***] self-published articles. Both Parties agree that any thesis written by staff or students of the College undertaking the Research shall be submitted in accordance with the College’s regulations for higher degrees. In addition, the results of the Research, including but not limited to methodology developments shall be kept confidential to the extent necessary to protect the potential commercial value of any patentable inventions or other intellectual property rights generated during the Research, and any publication or disclosure of the results of the Research by a Party shall not include any of the other Party’s Confidential Information. Unless a joint publication is envisaged, each Party shall send the other Party a draft of all intended publications at least thirty (30) days in advance of submission for publication for it to review them for the possible inclusion of any such Confidential Information. Each Party shall review any such proposed publications sent to it by the other Party within a period of 30 working days of their receipt and notify the other Party if a proposed publication contains any of its Confidential Information within the review period. In such an event, the Party wishing to make the publication shall delete, genericise or otherwise adapt any such Confidential Information prior to the publication being made, as agreed with other Party at the other Party’s discretion. Both Parties shall acknowledge the support received from the other Party in any publications arising from the Research, unless requested to the contrary by that party.

5	INTELLECTUAL PROPERTY

5.1	Nothing in this Agreement shall affect the ownership of intellectual property rights of either Party existing prior to this Agreement or generated outside the Research (‘Background IP’). Neither Party shall knowingly make Background IP available to the other Party (i) which it does not have the right to make available to that Party, (ii) where it does not have the right to grant the licences to use such Background IP set out in this clause or, (iii) where to do so would cause an infringement of the rights of a third party. For the avoidance of doubt, Background IP belonging to the Company (the ‘Company Background IP’) includes but is not limited to; the cell delivery device (SkinGun™), methods and solutions for spraying cells using the device, any and all accessories for the SkinGun™ (including disposable parts, spray solutions provided by the Company or made using Company formulas or instructions) and the technology contained within the device and accessories. Background IP belonging to the College (the ‘College Background IP’) includes but is not limited to: all cellular material, cell manipulation or genetic manipulation information, material and methodology and descriptions of the same.

5.2	If one Party makes any of its Background IP available to the other Party in the course of the Research, the Party receiving such Background IP shall treat it as Confidential Information disclosed under clause 4.2 above, and shall not disclose it to a third party nor use it for any purposes other than that for which it was made available to that Party. Neither Party has an obligation to provide Background IP that they do not wish to provide. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party, as a result of this Agreement, obtain any ownership interest, license or other right, title, or interest in or to any Background IP or other intellectual property or Confidential Information of the other Party, including Research IP, whether by implication, estoppel, or otherwise, including any items controlled or developed by the other Party, or delivered by the other Party, at any time pursuant to this Agreement.

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5.3	Should one Party become aware of any infringement of any Background IP, it shall notify the other Party as soon as is reasonably practicable upon such infringement coming to its notice, and the Party owning such Background IP shall have the sole conduct of any proceedings with relation to its own Background IP. Each Party shall indemnify and hold harmless the other Party against all liability for any loss, damages, costs, claims or demands of any nature whatsoever incurred or suffered by it in respect of any claim or action stating that the use of the such Background IP infringes the intellectual property rights of any third party (‘Intellectual Property Infringement’) in the course of the Research, with the exception of the exclusions set out in clause 7.1, provided that the other Party:-

(i)       gives it notice of any Intellectual Property Infringement promptly upon becoming aware thereof;

(ii)       gives it the sole conduct of the defence of any claim or action in respect of an Intellectual Property Infringement and does not at any time admit liability or otherwise settle or compromise the said claim or action except upon the express instructions of the Party owning the Background IP in question; and

(iii)       acts in accordance with the reasonable instructions of the Party owning the said Background IP and gives it such assistance as it shall reasonably require with regard to the conduct of such defence.

5.4	(a) Each Party shall disclose to the other Party all Research IP, including copies of all invention disclosures and other similar documents created in the ordinary course of its business that disclose any conception or reduction to practice of any intellectual property constituting Research IP. A Party shall make all such disclosures to the other Party at least thirty (30) Business Days before any public disclosure of such Research IP or any required submission to government agencies in compliance with the requirements of government supported research. Each Party shall maintain contemporaneous, complete, and accurate written records of its (or its Research Personnel or Third Party Research Consultants) activities concerning Research IP that provide proof of the conception date and reduction to practice date of any Research IP for which any of its Research Personnel claim inventorship status.

(b) For purposes of this Agreement, ‘Research IP’ means all intellectual property made, invented, developed, created, conceived, or reduced to practice by any Party, Research Personnel or any affiliate of any of the foregoing (i) as a result of work conducted pursuant to this Agreement, or by a Party in its evaluation, use, or implementation of its own or the other Party's Background IP, or (ii) by a Party resulting from or derived from or based on its own or the other Party's Confidential Information, in each case, including all rights in any patents or patent applications, copyrights, trade secrets, and other intellectual property rights relating thereto.

(c) Regardless of inventorship, as between the Parties: [***]

5.5	[***] Each Party shall further ensure that any Research Personnel who works on or provides services in connection with the Research on behalf of such Party, is legally bound by written agreement requiring such Research Personnel to:

(i) follow that Party’s policies and procedures for reporting any inventions, discoveries or other Research IP invented, conceived, developed, derived, discovered, generated, identified, or otherwise made by the Participating Individual that arises from access to Confidential Information of either Party and that relates to the Research or the Background IP;

(ii) assign to the Company or the College, as the case may be, all of their right, title, and interest in and to any Research IP constituting [***], as the case may be, under this Agreement, including all intellectual property rights relating thereto; and, during and after such Research Personnel’s engagement with such Party, agrees to agrees to reasonably cooperate, wherever practicable, with such Party to (a) apply for, obtain, perfect, and transfer to such Party any and all intellectual property rights and interests into the Research IP in any jurisdiction in the world; and (b) cooperate in maintaining , protecting , defending and enforcing the same, including, without limitation, executing and delivering to such Party any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments as shall be requested by such Party in connection with the filing and enforcement of any patent or other rights in the Research IP

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(iii) perform all acts and sign, execute, acknowledge, and deliver any and all papers, documents, and instruments required to fulfill the obligations and purposes of that agreement; and,

(iv) be bound by obligations of confidentiality and non-use no less restrictive than those set out in this Agreement.

5.6	In addition, (i) the College shall ensure, that any of its employees, contractors, subcontractors, collaborators, consultants, and students involved or engaged in any aspect of the Research, including, but not limited to the Research Personnel, by legally binding agreement, [***] and (ii) the Company shall ensure, that any of its employees, contractors, subcontractors, collaborators, consultants, and students involved or engaged in any aspect of the Research, including, by legally binding agreement, [***].

6	LIABILITIES AND INDEMNITIES

6.1	Neither Party shall hold the other liable for any damages, dispute or injury arising during the undertaking of the Research unless caused by the wilful act, negligence or default of an employee, student, director, representative, consultant or agent of that Party. Nor shall one Party be liable to the other for any claims or demands arising out of this Agreement or the Research for loss of income, profits, turnover, business, opportunity, reputation, goodwill, economic loss, indirect loss or consequential loss, no matter how arising and whether by breach or by negligence and whether in contract, tort or otherwise. The provisions of this clause 6.1 notwithstanding, the College undertakes that its Research Personnel, including but not necessarily limited to INSERM (Institut national de la santé et de la recherche médicale at the French National Institute of Health and Medical Research) are in compliance with the confidentiality provisions in this Agreement, and shall not have any rights to any IP related to this agreement.

6.2	Each Party shall fully and effectively indemnify the other Party and its employees, students, directors, consultants, representatives and agents and keep them fully and effectively indemnified for liabilities arising from its own acts, omissions or defaults under this Agreement, including but not limited to, all liabilities arising from actions by third parties participating in the Research and the use to which it or a third party puts Research IP or Background IP belonging to the other Party. Notwithstanding any other provision of this Agreement, each Party shall use its reasonable endeavours to mitigate losses it may incur that are covered by indemnities provided by the other Party.

6.3	The Parties shall carry out the Research in accordance with accepted scientific and/or academic principles and standards and shall endeavour to ensure the accuracy of the results of the Research. However, the Parties recognise that this Agreement provides for the carrying out of experimental research and that Research IP or Background IP may contain experimental materials, data or processes whose properties and safety may not have been established. Therefore the Parties do not undertake that the Research will provide specific results or provide data which can be used for a particular purpose, and any Research IP, Background IP, information or materials which a Party provides under this Agreement are supplied ‘as is’ and without any express or implied warranties, representations or undertakings. A Party shall not be liable for the consequences or effects of any use to which the other Party or any third party may put Research IP, except to the extent that such claims arise from the proven negligence or default of the providing Party or its employees, students, representatives, consultants or agents.

6.4	The Parties undertake to make no claim in connection with this Agreement or its subject matter against any employees, students, agents or appointees of the other Party (apart from claims based on fraud or wilful misconduct). This undertaking is intended to give protection to individual researchers and officers, and does not prejudice any right which the Parties might have to claim against the other Party.

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6.5	To the fullest extent permitted by law the terms and conditions in this Agreement are agreed to be in place of any warranties, obligations or conditions implied by law, trade usage, custom or otherwise as to the merchantable quality or the fitness for any particular purpose of the services or items being supplied hereunder. Nothing in this Agreement limits or excludes either the liability of either of Party for death or personal injury, any fraud or for any sort of liability that by law cannot be limited or excluded, or any loss or damage caused by a deliberate breach of this Agreement.

7.	FORCE MAJEURE

7.1.	In the event that either Party is delayed, prevented or hindered from performing any of its obligations in this Agreement by any circumstances beyond its reasonable and direct control, the affected Party shall be excused from that performance for as long as such circumstances reasonably persist, but shall take all reasonable steps to minimise the effects of such circumstances on the performance of this Agreement. Should a Party be so delayed, prevented or impeded, it shall promptly inform the other Party of the nature of the relevant cause and of the expected duration of the delay or impediment. If such circumstances persist for three months or longer, either Party may terminate this Agreement forthwith by giving notice in writing to that effect to the other Party.

8	TERMINATION

8.1.	This Agreement may be terminated by either Party by giving reasonable prior notice of such termination of not less than thirty (30) calendar days to the other Party, except as otherwise provided in clause 7.1 or clause 8.2.

8.2	Further, either Party may terminate this Agreement by giving notice in writing to that effect to the other Party if:

(a)	the other Party is in breach of its obligations under this Agreement and fails to remedy such breach within thirty working days of receiving notice from the Party not in breach which clearly identifies and gives details of the breach; or
(b)	the other Party enters into bankruptcy or liquidation, has a receiver, liquidator or administrator appointed over the whole or any part of its assets, becomes insolvent or is otherwise unable to pay its debts as they fall due (with the exception of liquidation for the specific purpose of an amalgamation, reconstruction or other reorganisation such that the body resulting from the reorganisation agrees to be bound by and to assume the obligations imposed on the Company herein mutatis mutandis); or
(c)	lack of progress; or
(d)	entry into a licence agreement by either party where such agreement might be in conflict with or supersede the present agreement or create a conflict of interest.

8.3	In such circumstances, the Party in receipt of notice of termination shall cease to use, and shall promptly return, all technical and scientific information, materials and devices (including Confidential Information and Background IP) supplied to it hereunder in connection with the Research by the other Party, together with all copies thereof in its possession, or in the possession of any of its related companies, affiliates, successors in title, assigns or sub-licensees. The rights, benefits and licences granted or agreed to be granted hereunder to the Party in receipt of such notice shall automatically be deemed terminated or cease forthwith upon such termination and any rights assigned or agreed to be assigned [***] shall automatically be reassigned to the Party that owns them. Nothing in this clause shall affect any rights or licences granted or agreed to be granted under this Agreement by one Party to the other Party. Anything in this clause 8 to the contrary notwithstanding the provisions of clauses termination or expiry of this Agreement shall not affect the survival of any clauses or provisions herein which are stated, or which by their nature are intended, to continue after such termination or expiry.

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9	NOTICES

9.1	All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given in accordance with this clause 9:-

For the Company

RenovaCare, Inc.

9375 East Shea Blvd.,

Suite 107-A

Scottsdale, AZ 85260

Attention: Alan L. Rubino

Facsimile: 604-866-5432

Email Address: arubino@renovacareinc.com

With a copy to Joseph Sierchio (which shall not be deemed notice hereunder)

Sierchio Law, LLP

430 Park Avenue

Suite 702

New York, New York 10022

Email: joseph@sierchiolaw.com

For the College

Head of Contracts
King’s College London
3rd, 5-11 Lavington Street

London SE1 ONZ

Tel: 0207 848 6781
Fax: 0207 848 3193

Email:

Notices sent in accordance with this clause 9 shall be deemed effectively given: (a) when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (in accordance with clause 10.10), in each case, with confirmation of transmission, if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the fifth (5th ) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

10	GENERAL

10.1	This Agreement, including its Schedule, supersedes and terminates all other agreements, terms, understandings and representations regarding the Research whether written, oral, express or implied between the Parties and constitutes the entire agreement between the Parties concerning the Research and the sole basis on which they have entered into this Agreement. However, this clause shall not exclude a Party’s liability for any fraudulent representation or concealment made prior to the execution of this Agreement. In the event of any conflict or contradiction between the terms in the main body of this Agreement and Schedule 1, the terms in the main body of this Agreement shall prevail.

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10.2	Each Party shall ensure that its work on the Research complies fully with all applicable local, government and international laws, regulations and guidelines which are effective during the period of this Agreement, including those governing health and safety, data protection and equal opportunities matters such as race and gender equality, disability, age, religion and sexual orientation. In the event that a necessary ethical approval (if any) for the use of any material in the Proposal (Schedule 1) expires, is revoked or is not approved, the Parties agree that that they would not be able to make use of that material and the Parties would discuss alternatives.

10.3	If any part or any provision of this Agreement proves to any extent to be invalid, illegal or unenforceable, the remainder of such provision and all other provisions of this Agreement shall remain valid and enforceable to the fullest extent permissible by law and regulation, and such provision shall be deemed to be omitted from this Agreement to the extent of such invalidity, illegality or unenforceability. The remainder of this Agreement shall continue in full force and effect and the Parties shall negotiate in good faith to replace the invalid, illegal or unenforceable provision with a valid, legal and enforceable provision which has an effect as close as possible to the provision or terms being replaced.

10.4	No failure to exercise or delay in the exercise of any right or remedy which any Party may have under this Agreement or in connection with this Agreement shall operate as a waiver thereof, and nor shall any single or partial exercise of any such right or remedy prevent any further or other exercise thereof or of any other such right or remedy.

10.5	This Agreement is not intended to establish, and shall not be construed by any Party as establishing, any form of business partnership or joint venture between themselves or to have created the relationship of principal and agent, a membership or any other legal entity between the Parties, and accordingly no Party shall have any right or authority to act on behalf of another nor to bind another by contract or otherwise in connection with the Research.

10.6	Except as provided for herein, neither Party shall use the other’s name, crest, logo or trademarks, or the name of any of its staff or students, nor imply their identity, without the express written permission of that Party or individual, except that nothing in this clause shall restrict, delay, impede or prevent a Party from using the other Party’s name when making disclosures under the Freedom of Information Act 2000 or any subsequent re-enactment or modification thereof, or in its own reports or internal literature. The content and timing of any internet or press releases regarding the Research shall be agreed by both Parties, such agreement not unreasonably to be withheld.

10.7	In the event of any difference, dispute or question, arising from this Agreement, the Parties will endeavour to settle such matters amicably between themselves in good faith. Should they be unable to do so within a period of 35 Business Days, except as provided for elsewhere herein, the matter shall then be settled finally by referring it promptly to the ‘Model Mediation Procedure’ promoted by the Centre for Effective Dispute Resolution for resolution using Alternative Dispute Resolution techniques. Any decision reached in this way shall be final and binding upon the Parties. Nothing in this clause shall prevent or impede a Party from being free to apply for interim relief in a court of competent jurisdiction seeking to require the other Party to cease a particular activity in the event of a material or unremedied breach of this Agreement.

10.8	Except as otherwise expressly provided for in the main body on this Agreement, nothing in this Agreement shall confer or purport to confer on any third party any benefit or any right to enforce any term of this Agreement and it shall not require the permission of any third party for it to be amended or terminated.

10.9	The clause headings in this Agreement are used for convenience only and shall not affect its interpretation or construction. For purposes of this Agreement, (a) the words "include," "includes," and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Agreement as a whole. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Any Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

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10.10	In this Agreement, the expressions ‘in writing’ or ‘written’ do not include e-mail, but may include scanned or electronically created documents transmitted electronically.

10.11	This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors in title in title and assigns, and any amendments to this Agreement shall be agreed in writing by all Parties, their successors in title or their assigns.

10.12	In this Agreement the following terms shall have the meaning ascribed thereto below:

(i)       ‘Business Day’ means a day other than a Saturday, Sunday, or other day on which commercial banks in London, England are authorized or required by Law to be closed for business.

(ii)       ‘Law’ means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any federal, state, local, or foreign government or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction.

(iii)       ‘Person’ means an individual, corporation, partnership, joint venture, limited liability entity, governmental authority, unincorporated organization, trust, association, or other entity.

(iv)       ‘Prosecuting Party’ means, the party owning [***].

10.13	EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, CONFIDENTIAL INFORMATION, INTELLECTUAL PROPERTY RIGHTS, TECHNOLOGY, RESEARCH IP, INDEPENDENT TECHNOLOGY, MATERIALS, PRODUCTS AND THE LIKE, OR ANY PORTION OF COMPONENT THEREOF.

10.14	This Agreement is made and shall be interpreted in accordance with English Law, and except as provided for elsewhere herein the Parties shall submit to the jurisdiction of the English Courts.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

[BALANCE OF THIS PAGE WAS LEFT INTENTIONALLY BLANK]

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Signed for and on behalf of	Signed for and on behalf of
King’s College London	RenovaCare Inc

....................................	....................................
Head of Contracts	Chief Operating Officer

Date March 3, 2020	Date. March 4, 2020.

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Schedule 1

PROPOSAL OUTLINE FOR THE RESEARCH

Project Title: Spray-on gene therapy for recessive dystrophic epidermolysis bullosa (RDEB): Preclinical studies of lentiviral-mediated COL7A1-supplemented spray-on gene therapy

Investigators: Dr Su Lwin, Dr Michael Antoniou and Professor John McGrath

Institution: St. John’s Institute of Dermatology, Department of Medical and Molecular Genetics, Kings College London, UK

Project start date: 01/06/2019 for 2 years

Proposed Experiments: In vitro and in vivo proof-of-concept studies to develop spray-on autologous gene/cell therapy for RDEB

Funder: DEBRA UK

Lay Summary

Patient-friendly effective therapies for RDEB are desperately needed. This group proposes to address this challenge by developing a spray-on gene therapy for RDEB designed for longer-lasting therapeutic benefit including prevention of scarring.

The recent gene therapy clinical trial [***] conducted by Dr Su Lwin and led by Professor John McGrath, demonstrated that [***] Additionally, the team has noted [***] therapeutically relevant findings that will optimise therapeutic longevity, reduced scarring and patient-friendly mode of delivery for gene therapy. The vision for this research is to build on these observations by developing state-of-the-art gene/cell therapy spray consisting of RDEB patient’s own skin cells supplemented with functional copies of COL7A1 gene, thereby ensuring improved therapeutic efficacy and longevity.

Aims and Objectives involving SkinGun™ (Work package WP1 only during the first two years)

In vivo assessment [***] by sprayed on cells

(Timescale: [***])

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Goals	[***]sprayed cells [***]
Risks	[***]
Contingency plan	[***]

WP1 will include in vitro and in vivo components and will be conducted at [***].

In vitro experiment: [***]

In vivo experiment: [***] using SkinGun™ spray-on device from RenovaCare Inc., with their expertise. [***]

[***]

In summary, the proposed project will generate the data of spray-on gene therapy required for human applications that can be made more easily available for clinical use in the future, thus benefiting a wider population of individuals with RDEB. Subject to pre-clinical data, the human clinical trial stage is anticipated to commence in [***]. No human subjects are included in this Research.

[***]

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